                                                                     EXHIBIT 4.2

OPTION NO. ____                   OPTION HOLDER: _______________________________

                     THIS OPTION EXPIRES NOVEMBER 10, 1998

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

                             STOCK PURCHASE OPTION

                    To Subscribe for and Purchase Shares of
                           INTERACTIVE OBJECTS, INC.
                (Transferability Restricted as Provided Below)

     THIS CERTIFIES THAT, for value received, ______________________________ is entitled to subscribe for and purchase from INTERACTIVE OBJECTS, INC., incorporated under the laws of the State of Utah (the "Company"), at a price of $__________ per share from November 10, 1997 until November 10, 1998 (the "Expiration Date"), up to ____________________ (__________) fully paid and nonassessable shares of the Company's common stock, $.02 par value, upon the terms and subject to the conditions set forth in this Option.

     1. The rights represented by this Option may be exercised by the holder of this Option, in whole or in part (but not as to a fractional share of common stock), by the surrender of this Option (property endorsed, if required) at the principal office of the Company, 17720 NE 65th Street, Suite 202, Redmond, Washington, 98052 (or such other office or agency of the Company as it may designate by notice in writing to the holder of this Option, at the address of the holder appearing on the books of the Company at any time within the period stated above), and upon payment to it, for the account of the Company, by cash or by certified check or bank draft, of the purchase price for the shares. The Company agrees that the Shares so purchased shall be and be deemed to be issued to the holder of this Option as the record owner of the Shares, as of the close of business on the date on which this Option shall have been surrendered and payment made for the Shares, as aforesaid. Certificates for the Shares purchased shall be delivered to the holder of this Option within it reasonable time, not exceeding ten days, after the rights represented by this Option have been exercised, and, unless this Option has expired, a new Option representing the number of Shares which have not been purchased pursuant to the exercise of this Option, if any, shall be issued to the holder within that time, The shares issued upon the exercise of this option will be issued pursuant to S.E.C. Rule 4.2.

     2. This Option is issued in consideration of the holder's past services to the Company and is personal in nature. This Option shall not be exercisable until November 10, 1997, and may not be sold, transferred, assigned or hypothecated for the life of this Option. During the life of this Option, it may be transferred only by the laws of descent.

     3. By acceptance of this Option the holder agrees that, prior to the disposition of any shares of common stock purchased upon the exercise of this Option under circumstances that might require registration of the shares under the Securities Act of 1933, as amended (the "Act"), as then in force, or any similar federal statute then in force, the holder will give written notice to the Company expressing the holder's intention as to the disposition to be made of the shares of common stock issued upon exercise of this Option. Promptly upon receiving the notice, the Company shall present copies to its counsel, and the following provisions shall apply:

          (a) If, in the opinion of the Company's counsel, the proposed disposition does not require registration under the Act, as then in force, or any similar federal statute then in force, of the Option or shares issuable or issued upon the exercise of the Option, as the case may be, the Company shall, as promptly as practicable, notify the holder of such opinion, whereupon the holder shall be entitled to dispose of the shares issued upon the exercise of this Option, all in accordance with the terms of the Notice delivered by the holder to the Company.

          (b) If, in the opinion of such counsel, the proposed disposition requires registration or qualification of the shares common stock issuable or issued upon the exercise of this Option, pursuant to the Act, the holders of the Option or Underlying Stock shall not be able to make such transfer. The holder hereof recognizes that the Company has the obligation to register either this Option or the shares issuable upon the exercise hereof upon the company's first registration.

     4. The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this Option will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to their issue (other than taxes in respect of any transfer occurring contemporaneously with the issue of the shares). The Company further covenants and agrees that, at all times during the period within which the rights represented by this Option may be exercised, the Company will have a sufficient number of its shares of common stock authorized and reserved to provide for the exercise of the rights represented by this Option.

     5. (a) If at any time or from time to time, the Company shall change as a whole the outstanding shares of common stock into a different number or class of Shares, by subdivision, consolidation or reclassification of Shares, or otherwise the number and class of Shares as so changed shall, for the purpose of each Option and terms and conditions of this Option, replace the shares outstanding immediately prior to such change, and the Option purchase price in effect, and the number of Shares purchasable under each Option, immediately prior to the date on which the change shall become effective, shall be proportionately adjusted.

          (b) Irrespective of any adjustment or change in the Option purchase price or the number of shares of common stock actually purchasable under each Option of like tenor, the Options issued may continue to express the Option purchase price per share and the number of shares purchasable under the Option as the Option purchase price per share and the number of shares purchasable were expressed on the Options when initially issued.

          (c) If at any time while any Option is outstanding, the Company shall consolidate with or merge into another corporation, firm or entity, or otherwise enter into a form of business combination, the holder of this Option shall be entitled upon exercise of this Option to purchase, with respect to each share purchasable under this Option immediately prior to the date on which the consolidation, merger, or other form of business combination shall become effective, the securities or property to which a holder of one (1) share of common stock would have been entitled upon the consolidation or merger, without any change in, or payment in addition to, the Option purchase price in effect immediately prior to the merger or consolidation, and the Company shall take the steps in connection with the merger or consolidation as may be necessary to assure that all the provisions of each Option shall be applicable, as nearly as reasonably may be, in relation to any securities or property deliverable upon the exercise of each Option after the merger or consolidation.

          (d) Upon the happening of any event requiring an adjustment of the Option exercise price under this Option, the Company shall forthwith give written notice of the event requiring an adjustment to the registered holder of each Option, stating the adjusted Option exercise price and the adjusted number of shares purchasable upon the exercise of this Option resulting from the event, and setting forth in reasonable detail the method of calculation. The certificate of the Company's independent public accountant shall be conclusive evidence of the correctness of any computation of the adjustment to the option exercise price. In case any voluntary or involuntary dissolution, liquidation or winding-up of the Company shall at any time be proposed, the Company shall give at least 30 days' prior written notice of such proposal, or such lesser time as may be available but in no event less than ten (10) days, to the registered holder of each Option, stating the date on which the event is to take place and the date (which shall be at least 30 days, or such lesser time as may be available but in no event less than ten (10) days, after the giving of the notice) as of which the holders of common stock of record shall be entitled to exchange their common stock for securities or other property deliverable upon the dissolution, liquidation or winding-up (on which date, in the event of dissolution, liquidation or winding-up shall actually take place, each Option and rights with respect thereto shall terminate). Notice pursuant to this paragraph shall be given by certified mail, postage prepaid, return receipt requested, addressed to the registered holder of this Option at the address in the records of the Company.

     6. In case, at any time during the period this Option shall be exercisable:

          (a) The Company shall pay any dividend payable in stock on its common stock or make any distribution to the holders of its common stock; or

          (b) The Company shall offer any additional shares of stock of any class, or other rights for subscription to the holders of its common stock on a pro rata basis; or

          (c) There shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or other form of business combination of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation; or

          (d) There shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give the holder of the Option (i) at least 30 days' prior written notice, or such lesser time as may be available but in no event less than ten (10) days, of the date on which the books of the Company shall close or a record shall be taken for the dividend, distribution or subscription rights or for determining rights to vote in respect of any reorganization, reclassification, consolidation, merger, sale, or other form of business combination, dissolution, liquidation or winding-up and (ii) in the case of any reorganization, reclassification, consolidation, merger, sale, or other form or business combination, dissolution, liquidation or winding-up, at least 30 days' prior written notice of the date when the same shall take place. Notice in accordance with clause (i) shall also specify, in the case of any dividend, distribution or subscription rights, the date on which the holders of common stock shall be entitled thereto and notice in accordance with clause
(ii) shall also specify when the holders of common stock shall be entitled to exchange their common stock for securities or other property deliverable upon the reorganization, reclassification, consolidation, merger, sale or other form of business combination, dissolution, liquidation or winding-up, as the case may be. Each written notice shall be given by certified mail, postage prepaid, return receipt requested, addressed to the holder of this Option at the address in the records of the Company.

     7. As used in this Option, the term "common stock" shall mean and include the Company's common stock authorized on the date of the original issue of the Options, and shall also include any capital stock of any class of the company authorized after the date of the original issue of the Options as long as such stock is not limited to a fixed sum or percentage in respect of the rights of the liquidation, dissolution or winding-up of the Company; provided, that the shares included in the Units of this Option designated in the Company's Certificate of Incorporation as common stock on the date of the original issue of Options, or, in this case of reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in subparagraph 5 of this Option, the stock, securities or assets provided for in the subparagraph.

     8. This Option is exchangeable, upon its surrender by the registered holder at the office of the Company, for new Options of like tenor, representing, in the aggregate, the right to subscribe to and purchase hereunder, each of the new Options to represent the right to subscribe to and purchase hereunder, each of the new Options to represent the right to subscribe for and purchase the number of shares as shall be designated by the registered holder at the time of the surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, and, in the case of any loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any mutilation, upon surrender or cancellation of this Option, the Company will issue to the registered holder a new Option of like tenor, in lieu of this Option, representing the right to subscribe for and purchase the number of shares that may be subscribed for and purchased under this Option. Nothing in this Option is intended to authorize the transfer of this Option, except as permitted under paragraph 2.

     9. The holder of this Option will not have any of the rights, privileges, or liabilities of Shareholders of the Company (either in law or equity) prior to the exercise of this Option.

     IN WITNESS WHEREOF, Interactive Objects, Inc. has caused this Option to be signed by its duly authorized officers under its corporate seal, to be dated November 10, 1997.

                              INTERACTIVE OBJECTS, INC.


                              By:________________________________________
                                    Ryan Smith, President & CEO


                              By:________________________________________
                                    Director